THE BNY MELLON FAMILY OF FUNDS
(Funds Included on Schedule A)

Rule 18f-3 Plan

     Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires that the Board of an investment company desiring to offer multiple classes pursuant to said Rule adopt a plan setting forth the separate arrangement and expense allocation of each class, and any related conversion features or exchange privileges.

     The Board, including a majority of the Board members who are not "interested persons" (as defined in the 1940 Act), of each of the investment companies, or series thereof, listed on Schedule A attached hereto, as such Schedule may be revised from time to time (each, a "Fund"), which desires to offer multiple classes in accordance with Rule 18f-3, has determined that the following plan is in the best interests of each class individually and each Fund as a whole:

     1. Class Designation: Fund shares shall be divided, except as otherwise noted on Schedule A hereto, into Class A, Class C, Class I, Class Y and Class Z.

     2. Differences in Services: The services offered to shareholders of each Class, as described in the Fund's prospectus or statement of additional information, unless otherwise noted on Schedule A hereto, shall be substantially the same, except that Rights of Accumulation, Letter of Intent and Reinvestment Privilege shall be available only to holders of Class A shares, Checkwriting services shall be available only to holders of Class A or Class Z shares, and Express Voice-Activated System services shall be available only to holders of Class Z shares. Automatic Asset Builder, Payroll Savings Plan, Government Direct Deposit, Dividend Sweep, Auto-Exchange Privilege and Automatic Withdrawal Plan are not available for Class Y shares.

     3. Differences in Distribution Arrangements: Class A shares shall be offered with a front-end sales charge, as such term is defined under the Conduct Rules of the Financial Industry Regulatory Authority (the "FINRA Conduct Rules"), and a deferred sales charge (a "CDSC"), as such term is defined under the FINRA Conduct Rules, may be assessed on certain redemptions of Class A shares, including Class A shares purchased without an initial sales charge as part of an investment of $1 million or more (or such other amount set forth on Schedule B attached hereto). The amount of the sales charge and the amount of and provisions relating to the CDSC pertaining to the Class A shares are set forth on Schedule B attached hereto. In addition, Class A shares shall be subject to an annual service fee at the rate of .25% of the value of the average daily net assets of such Class pursuant to a Shareholder Services Plan.

     Class C shares shall not be subject to a front-end sales charge, but shall be subject to a CDSC and shall be charged an annual distribution fee under a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of and provisions relating to the CDSC and the amount of the fees under the Distribution Plan pertaining to the Class C shares are set forth on Schedule C attached hereto. In addition, Class C shares shall be subject to an annual service fee at the rate of .25% of the value of the average daily net assets of such Class pursuant to a Shareholder Services Plan.

     Class I shares shall be offered at net asset value only to (i) bank trust departments, trust companies and insurance companies that have entered into agreements with the Fund's Distributor to offer Class I shares to their clients, (ii) with respect to taxable Funds only, institutional investors acting in a fiduciary, advisory, agency, custodial or similar capacity for qualified or non-qualified employee benefit plans, including 401(k), 403(b)(7), Keogh, pension, profit-sharing and other deferred compensation plans, whether established by corporations, partnerships, sole proprietorships, non-profit entities, trade or labor unions, or state and local governments ("Retirement Plans"), and IRAs set up under Simplified Employee Pension Plans ("SEP-IRAs"), but not including traditional IRAs, Roth IRAs, Coverdell Education Savings Accounts, IRA "Rollover Accounts," Salary Reduction Simplified Employee Pension Plans or Savings Incentive Match Plans for Employees (Class I shares may be purchased for a Retirement Plan or SEP-IRA only by a custodian, trustee, investment manager or other entity authorized to act on behalf of such Retirement Plan or SEP-IRA that has entered into an agreement with the Fund's Distributor to offer Class I shares to such Retirement Plan or SEP-IRA), (iii) law firms or attorneys acting as trustees or executors/administrators, (iv) foundations and endowments that make an initial investment in the Fund of at least $1 million, (v) with respect to taxable Funds only, sponsors of college savings plans that qualify for tax-exempt treatment under Section 529 of the Internal Revenue Code of 1986, as amended (the "Code"), that maintain an omnibus account with the Fund and do not require shareholder tax reporting or 529 account support responsibilities from the Fund's Distributor, (vi) advisory fee-based accounts offered through financial intermediaries who, depending on the structure of the selected advisory platform, make Class I shares available, (vii) certain institutional clients of an investment advisory subsidiary of The Bank of New York Mellon Corporation approved by BNY Mellon Investment Adviser, Inc., (viii) U. S.-based employees of The Bank of New York Mellon Corporation, Board members of BNY Mellon Investment Adviser, Inc. and Board members of funds in the BNY Mellon Family of Funds, and the spouse, domestic partner or minor child of any of the foregoing, subject to certain requirements described in the Fund's prospectus or statement of additional information, (ix) clients of financial intermediaries effecting transactions in Class I shares through their brokerage platforms solely as a broker in an agency capacity for their clients and that have entered into an agreement with the Fund's Distributor, and (x) unaffiliated investment companies approved by the Fund's Distributor.

     Class Y shares shall be offered at net asset value only to (i) institutional investors, acting for themselves or on behalf of their clients, that make an initial investment in Class Y shares of the Fund of at least $1 million, (ii) with respect to taxable Funds only, Retirement Plans, or certain recordkeepers of Retirement Plan platforms that maintain plan level or super-omnibus accounts with the Fund, (iii) certain institutional clients of an investment advisory subsidiary of The Bank of New York Mellon Corporation, provided that such clients are approved by BNY Mellon Investment Adviser, Inc. and make an initial investment in Class Y shares of the Fund of at least $1 million, and (iv) certain funds in the BNY Mellon Family of Funds and series of BNY Mellon Funds Trust.

     Class Z shares shall be offered at net asset value only to certain shareholders as set forth on Schedule D attached hereto. To the extent indicated on Schedule E hereto, Class Z shares shall be subject to a Service Plan adopted pursuant to Rule 12b-1 under the 1940 Act or a Shareholder Services Plan. The amount of fees and provisions relating to such Service Plan or Shareholder Services Plan are set forth on Schedule E attached hereto.

     4. Expense Allocation: The following expenses shall be allocated, to the extent practicable, on a Class-by-Class basis: (a) fees under a Distribution Plan, Service Plan and Shareholder Services Plan; (b) printing and postage expenses related to preparing and distributing materials, such as shareholder reports, prospectuses and proxies, to current shareholders of a specific Class; (c) Securities and Exchange Commission registration fees incurred by a specific Class; (d) the expense of administrative personnel and services as required to support the shareholders of a specific Class; (e) litigation or other legal expenses relating solely to a specific Class; (f) transfer agent fees identified by the Fund's transfer agent as being attributable to a specific Class; and (g) Board members' fees incurred as a result of issues relating to a specific Class.

     5. Conversion Features: Class C shares shall automatically convert to Class A shares after a specified period of time after the date of purchase, based on the relative net asset value of each such Class, without the imposition of any sales charge, fee or other charge, as set forth on Schedule C hereto. No other Class shall be subject to any automatic conversion feature. Shares of one Class of a Fund may be converted into shares of another Class of the Fund, provided the shareholder requesting the conversion meets the eligibility requirements for the purchase of the new Class of shares of the Fund. Except as otherwise provided in the Fund's prospectus, shares subject to a CDSC or a redemption fee at the time of the requested conversion shall not be eligible for conversion. Class Y shares held by investors who are not eligible to purchase Class Y shares shall be converted to a Class of shares such an investor is eligible to purchase.

     6. Exchange Privileges: Shares of a Class shall be exchangeable only for (a) shares of the same Class of other investment companies managed or administered by BNY Mellon Investment Adviser, Inc. or its affiliates as specified from time to time and, except for shares held through financial intermediary brokerage platforms, (b) shares of certain other Classes of such investment companies or shares of certain other investment companies as specified from time to time.

Amended as of: July 31, 2020

SCHEDULE A

Name of Fund	Date Plan Adopted

BNY Mellon U.S. Mortgage Fund, Inc.	November 6, 2006
(Revised as of June 24, 2020)

BNY Mellon California AMT-Free Municipal Bond	April 28, 2004
Fund, Inc.	(Revised as of June 24, 2020)

BNY Mellon Opportunistic Municipal Securities Fund	April 12, 1995
(Revised as of June 24, 2020)

BNY Mellon New Jersey Municipal Bond Fund, Inc.	October 22, 2002
(Revised as of June 24, 2020)

BNY Mellon New York AMT-Free Municipal Bond	April 12, 1995
Fund *	(Revised as of June 24, 2020)

BNY Mellon State Municipal Bond Funds	April 12, 1995
(Revised as of June 24, 2020)
--BNY Mellon Connecticut Fund
--BNY Mellon Massachusetts Fund†
--BNY Mellon Pennsylvania Fund†

BNY Mellon Municipal Funds, Inc.	January 16, 2003
(Revised as of June 24, 2020)
--BNY Mellon AMT-Free Municipal Bond Fund
--BNY Mellon High Yield Municipal Bond Fund

*	The Fund does not offer Class Z shares.
†	The Fund does not offer Class I or Class Yshares.

SCHEDULE B

Front-End Sales Charge—Class A Shares—The public offering price for Class A shares, except as otherwise set forth herein, shall be the net asset value per share of Class A plus a sales load as shown below:

	Total Sales Load

	As a % of	As a % of
	offering price	net asset value
Amount of Transaction	per share	per share
Less than $50,000	4.50	4.71
$50,000 to less than $100,000	4.00	4.17
$100,000 to less than $250,000	3.00	3.09
$250,000 to less than $500,000	2.50	2.56
$500,000 to less than $1,000,000	2.00	2.04
$1,000,000 or more	-0-	-0-

Contingent Deferred Sales Charge—Class A Shares—A CDSC of 1.00% shall be assessed, except as otherwise set forth herein, at the time of redemption of Class A shares purchased without an initial sales charge as part of an investment of at least $1,000,000 and redeemed within one year of purchase. The terms contained in Schedule C pertaining to the CDSC assessed on redemptions of Class C shares, including the provisions for waiving the CDSC, shall be applicable to the Class A shares subject to a CDSC. Letter of Intent and Rights of Accumulation, to the extent offered, shall apply to purchases of Class A shares subject to a CDSC.

Front-End Sales Charge—Class A Shares of BNY Mellon Opportunistic Municipal Securities Fund, BNY Mellon AMT-Free Municipal Bond Fund and BNY Mellon High Yield Municipal Bond Fund—The public offering price for Class A shares of BNY Mellon Opportunistic Municipal Securities Fund, BNY Mellon AMT-Free Municipal Bond Fund and BNY Mellon High Yield Municipal Bond Fund shall be the net asset value per share of Class A plus a sales load as shown below:

	Total Sales Load

	As a % of	As a % of
	offering price	net asset value
Amount of Transaction	per share	per share
Less than $50,000	4.50	4.71
$50,000 to less than $100,000	4.00	4.17
$100,000 to less than $250,000	3.00	3.09
$250,000 or more	-0-	-0-

SCHEDULE B (continued)

Contingent Deferred Sales Charge—Class A Shares of BNY Mellon Opportunistic Municipal Securities Fund, BNY Mellon AMT-Free Municipal Bond Fund and BNY Mellon High Yield Municipal Bond Fund—A CDSC of 1.00% shall be assessed, except as otherwise set forth herein, at the time of redemption of Class A shares of BNY Mellon Opportunistic Municipal Securities Fund, BNY Mellon AMT-Free Municipal Bond Fund or BNY Mellon High Yield Municipal Bond Fund purchased without an initial sales charge as part of an investment of at least $250,000 and redeemed within one year of purchase. The terms contained in Schedule C pertaining to the CDSC assessed on redemptions of Class C shares, including the provisions for waiving the CDSC, shall be applicable to the Class A shares subject to a CDSC. Letter of Intent and Rights of Accumulation, to the extent offered, shall apply to purchases of Class A shares subject to a CDSC.

Class A shares of a Fund may be purchased directly from the Fund or through a financial intermediary, other than Ameriprise Financial, Baird, Edward Jones, Janney, Merrill Lynch, Morgan Stanley Wealth Management, OPCO, Raymond James or Stifel (as defined below), at net asset value without a front-end sales charge by the following individuals and entities:

  Full-time or part-time employees, and their spouses or domestic partners and minor children, of BNY Mellon Investment Adviser, Inc. or any of its affiliates.

  Board members of BNY Mellon Investment Adviser, Inc. and Board members of the BNY Mellon Family of Funds, and their spouses or domestic partners and minor children.

  Full-time employees, and their spouses and minor children, of financial intermediaries.

  "Wrap" accounts for the benefit of clients of financial intermediaries.

  Investors who participate in a self-directed investment brokerage account program offered by a financial intermediary that may or may not charge their customers a transaction fee.

  Retirement Plans, provided that, if such Class A shares are purchased through a financial intermediary, the financial intermediary performs recordkeeping or other administrative services for the Retirement Plan.

  Shareholders in IRA rollover accounts sponsored by BNY Mellon Investment Adviser, Inc. or its affiliates funded with the distribution proceeds from Retirement Plans. Upon establishing the IRA rollover account sponsored by BNY Mellon Investment Adviser, Inc. or its affiliates in the Fund, the shareholder shall become eligible to make subsequent purchases of Class A shares of the Fund at net asset value in such account.

In addition, shareholders of the Fund will receive Class A shares of the Fund at net asset value without a front-end sales charge upon the conversion of such shareholders' Class C shares of the Fund in the month of or month following the 10-year anniversary date of the purchase of the Class C shares.

SCHEDULE B (continued)

Class A shares of a Fund may be purchased at net asset value without payment of a sales charge by the following individuals and entities, if such shares are purchased directly from the Fund for accounts maintained with the Fund:

  Investors who either (i) have, or whose spouse or minor children have, beneficially owned shares and continuously maintained an open account directly with a BNY Mellon Investment Adviser, Inc.-managed fund since on or before February 28, 2006, or (ii) such purchase is for a self- directed investment account that may or may not be subject to a transaction fee.

  Qualified separate accounts maintained by an insurance company; any state, county or city or instrumentality thereof; and charitable organizations investing $50,000 or more in Fund shares and charitable remainder trusts.

  Shareholders who received Class A shares in exchange for old Class T shares of the Fund on February 4, 2009.

Front-end sales charge waivers on Class A shares of a Fund purchased through Ameriprise Financial

Shareholders purchasing Class A shares of the Fund through an Ameriprise Financial platform or account may purchase Class A shares at net asset value without payment of a front-end sales charge as follows:

  Shares purchased by employer-sponsored retirement plans (e.g., 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit sharing and money purchase pension plans and defined benefit plans). For purposes of this provision, employer-sponsored retirement plans do not include SEP IRAs, Simple IRAs or SAR-SEPs.

  Shares purchased through an Ameriprise Financial investment advisory program.

  Shares purchased by third party investment advisors on behalf of their advisory clients through Ameriprise Financial's platform.

  Shares of the Fund purchased through reinvestment of dividends and capital gains distributions of the Fund (but not of any other fund in the BNY Mellon Family of Funds).

  Shares exchanged from Class C shares of the same Fund in the month of or following the 10-year anniversary of the purchase date. To the extent that the Fund's prospectus otherwise provides for a waiver with respect to such shares following a shorter holding period, that waiver will apply to exchanges following such shorter period. To the extent that the Fund's prospectus otherwise provides for a waiver with respect to exchanges of Class C shares for load waived shares, that waiver will also apply to such exchanges.

  Shares purchased by employees and registered representatives of Ameriprise Financial or its affiliates and their immediate family members.

SCHEDULE B (continued)

Shares purchased by or through qualified accounts (including IRAs, Coverdell Education Savings
Accounts, 401(k)s, 403(b) TSCAs subject to ERISA and defined benefit plans) that are held by a covered family member, defined as an Ameriprise Financial advisor and/or the advisor's spouse, advisor's lineal ascendant (mother, father, grandmother, grandfather, great grandmother, great grandfather), advisor's lineal descendant (son, step-son, daughter, step-daughter, grandson, granddaughter, great grandson, great granddaughter) or any spouse of a covered family member who is a lineal descendant.
Shares purchased from the proceeds of redemptions of shares of a fund in the BNY Mellon
Family of Funds, provided (1) the repurchase occurs within 90 days following the redemption, (2)
the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end sales charge or CDSC (i.e., Right of Reinstatement).

Front-end sales charge waivers on Class A shares of the Fund purchased through Robert W. Baird

Co. (Baird)
purchasing Class A shares of the Fund through a Baird platform or account may
Class A shares at net asset value without payment of a front-end sales charge as follows:
Shares purchased through reinvestment of dividends and capital gains distributions when purchasing shares of the Fund (but not of any other fund in the BNY Mellon Family of Funds).
Shares purchased by employees and registered representatives of Baird or its affiliates and their family members as designated by Baird.
Shares purchased from the proceeds of redemptions of shares of a fund in the BNY Mellon
Family of Funds, provided (1) the repurchase occurs within 90 days following the redemption, (2)
the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end sales charge or CDSC (i. e. , Right of Reinstatement) .
Shares purchased by employer-sponsored retirement plans or charitable accounts in a transactional brokerage account at Baird, including 401(k) plans, 457 plans, employer-sponsored
403(b) plans, profit sharing and money purchase pension plans and defined benefit plans. For purposes of this provision, employer-sponsored retirement plans do not include SEP IRAs,
Simple IRAs or SAR-SEPs.
Class C shares that are no longer subject to a CDSC and are converted to Class A shares of the same Fund pursuant to Baird's policies and procedures.
sales charge reductions on Class A shares of the Fund purchased through Baird

Shareholders purchasing Class A shares of the Fund through a Baird platform or account are eligible for the following sales charge reductions on purchases of Class A shares as follows:

  Transaction size breakpoints, as described in the Fund's prospectus.

SCHEDULE B (continued)

  Rights of accumulation (ROA), which entitle shareholders to breakpoint discounts as described in the Fund's prospectus, will be automatically calculated based on the aggregated holdings of shares of funds in the BNY Mellon Family of Funds held in accounts of the purchaser and the purchaser’s household members at Baird. Shares of funds in the BNY Mellon Family of Funds not held in Baird accounts of the purchaser or purchaser's household members may be included in the ROA calculation only if the shareholder notifies his or her financial advisor about such shares.

  Letter of intent, which allows for breakpoint discounts as described in the Fund's prospectus, based on anticipated purchases of shares of funds in the BNY Mellon Family of Funds purchased through Baird over a 13-month period of time.

Front-end sales charge waivers on Class A shares of a Fund purchased on the Edward Jones commission and fee-based platforms

Shareholders purchasing Class A shares of the Fund on the Edward Jones commission and fee-based platforms may purchase Class A shares at NAV without payment of a sales charge as follows:

  Shares purchased by associates of Edward Jones or its affiliates and their family members who are in the same pricing group (i.e., accounts grouped by Edward Jones for the purpose of providing certain pricing considerations as determined by Edward Jones under its policies and procedures) as the associate. This waiver will continue for the remainder of the associate's life if the associate retires from Edward Jones in good-standing.

  Shares purchased in an Edward Jones fee-based program.

  Shares purchased through reinvestment of dividends and capital gains distributions of the Fund.

  Shares purchased from the proceeds of redemptions of shares of a fund in the BNY Mellon Family of Funds, provided (1) the repurchase occurs within 60 days following the redemption, and (2) the redemption and purchase are made in the same share class and the same account or the purchase is made in an individual retirement account with proceeds from liquidations in a non- retirement account (i. e. , Right of Reinstatement) .

  Shares exchanged into Class A shares from another share class so long as the exchange is into the same Fund and was initiated at the discretion of Edward Jones. Edward Jones is responsible for any CDSC due, if applicable. Any future purchases are subject to the applicable sales charge as disclosed in the Fund's prospectus.

  Exchanges from Class C shares to Class A shares of the same fund, generally, in the 84th month following the anniversary of the purchase date or earlier at the discretion of Edward Jones.

SCHEDULE B (continued)

Front-end sales charge waivers on Class A shares of a Fund purchased through a Janney Montgomery Scott LLC (Janney) brokerage account

Shareholders purchasing Class A shares of the Fund through a Janney brokerage account may purchase Class A shares at net asset value without payment of a front-end sales charge as follows:

Shares purchased through reinvestment of dividends and capital gains distributions of the Fund
(but not of any other fund in the BNY Mellon Family of Funds).
Shares purchased by employees and registered representatives of Janney or its affiliates and their family members as designated by Janney.
Shares purchased from the proceeds of redemptions of shares of a fund in the BNY Mellon
Family of Funds, provided (1) the repurchase occurs within 90 days following the redemption, (2)
the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end sales charge or CDSC (i.e., Right of Reinstatement).
Shares purchased by employer-sponsored retirement plans (e.g., 401(k) plans, 457 plans, 403(b)
plans, profit-sharing and money purchase pension plans and deferred benefit plans). For purposes of this provision, employer-sponsored retirement plans do not include SEP-IRAs, SARSEPs,
SIMPLE IRAs or Keogh plans.
Class C shares that are no longer subject to a CDSC and are converted to Class A shares of the same Fund pursuant to Janney's policies and procedures.

Front-end sales charge waivers on Class A shares of a Fund purchased through Merrill Lynch

Shareholders purchasing Class A shares of the Fund through an omnibus account maintained with Merrill Lynch may purchase Class A shares at net asset value without payment of a front-end sales charge as follows:

  Shares purchased by employer-sponsored retirement, deferred compensation and employee benefit plans (including health savings accounts) and trusts used to fund those plans, provided that the shares are not held in a commission-based brokerage account and the shares are held for the benefit of the plan.

  Shares purchased by or through a 529 plan.

  Shares purchased through a Merrill Lynch-affiliated investment advisory program.

  Shares purchased by third party investment advisors on behalf of their advisory clients through Merrill Lynch's platform.

  Shares purchased through the Merrill Edge Self-Directed platform.

  Shares of the Fund purchased through reinvestment of dividends and capital gains distributions of the Fund (but not of any other fund in the BNY Mellon Family of Funds).

SCHEDULE B (continued)

  Shares acquired through an exchange (i.e., conversion) of Class C shares of the Fund pursuant to Merrill Lynch's policies relating to sales load discounts and waivers. Merrill Lynch has agreed to be responsible for any CDSC due, if applicable. Any future purchases of Class A are subject to the applicable sales charge as disclosed in the Fund's prospectus.

  Shares purchased by employees and registered representatives of Merrill Lynch or its affiliates and their family members.

  Shares purchased by board members of the Fund and employees of BNY Mellon Investment Adviser, Inc. or any of its affiliates, as described in the Fund's prospectus.

  Shares purchased from the proceeds of a redemption of shares of a fund in the BNY Mellon Family of Funds, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end sales charge or CDSC (i.e., Right of Reinstatement) .

  Shares acquired through an exchange (i.e., conversion) from another share class of the fund that are not or no longer subject to a CDSC as a result of the shareholder's holdings moving from a Merrill Lynch affiliated investment advisory program to a Merrill Lynch brokerage (non- advisory) account pursuant to Merrill Lynch's policies relating to sales load discounts and waivers.

Front-end sales charge waivers on Class A shares of a Fund purchased through Morgan Stanley Wealth Management

Shareholders purchasing Class A shares of the Fund through a Morgan Stanley Wealth Management transactional brokerage account may purchase Class A shares at net asset value without payment of a front-end sales charge as follows:

  Shares purchased by employer-sponsored retirement plans (e.g., 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit sharing and money purchase pension plans and defined benefit plans). For purposes of this provision, employer-sponsored retirement plans do not include SEP IRAs, Simple IRAs, SAR-SEPs or Keogh plans.

  Shares purchased by Morgan Stanley employee and employee-related accounts according to Morgan Stanley's account linking rules.

  Shares of the Fund purchased through reinvestment of dividends and capital gains distributions of the Fund.

  Shares purchased through a Morgan Stanley self-directed brokerage account.

  Class C shares that are no longer subject to a CDSC and are converted to Class A shares of the same Fund pursuant to Morgan Stanley Wealth Management's share class conversion program.

  Shares purchased from the proceeds of redemptions from a fund in the BNY Mellon Family of Funds, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end sales charge or CDSC.

SCHEDULE B (continued)

Front-end sales charge waivers on Class A shares of the Fund purchased through Oppenheimer & Co. Inc. (OPCO)

Shareholders purchasing Class A shares of the Fund through an OPCO platform or account purchase Class A shares at net asset value without payment of a front-end sales charge as follows:

Shares purchased by employer-sponsored retirement, deferred compensation and employee benefit plans (including health savings accounts) and trusts used to fund those plans, provided that the shares are not held in a commission-based brokerage account and shares are held for the benefit of the plan.
Shares purchased by or through a 529 plan.
Shares purchased through an OPCO affiliated investment advisory program.
Shares purchased through reinvestment of dividends and capital gains distributions when purchasing shares of the Fund (but not of any other fund in the BNY Mellon Family of Funds).
Shares purchased from the proceeds of redemptions of shares of a fund in the BNY Mellon
Family of Funds, provided (1) the repurchase occurs within 90 days following the redemption, (2)
the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end sales charge or CDSC (i.e., Right of Reinstatement).
A shareholder in the Fund's Class C shares will have their shares converted at NAV to Class A shares (or the appropriate share class) of the Fund if the shares are no longer subject to a CDSC and the conversion is in line with the policies and procedures of OPCO.
Shares purchased by employees and registered representatives of OPCO or its affiliates and their family members.
Board members of the Fund, and employees of the Fund's investment adviser or any of its affiliates, as described in the Fund's prospectus.

Front-end sales charge reductions on Class A shares of the Fund purchased through OPCO

Shareholders purchasing Class A shares of the Fund through an OPCO platform or account are eligible for the following sales charge reductions on purchases of Class A shares as follows:

  Transaction size breakpoints, as described in the Fund's prospectus.

  Rights of accumulation (ROA), which entitle shareholders to breakpoint discounts as described in the Fund’s prospectus, will be automatically calculated based on the aggregated holdings of shares of funds in the BNY Mellon Family of Funds held by accounts within the purchaser’s household at OPCO. Shares of funds in the BNY Mellon Family of Funds not held at OPCO may be included in the ROA calculation only if the shareholder notifies his or her financial advisor about such assets.

SCHEDULE B (continued)

  Letter of intent. You can sign a letter of intent, in which you agree to invest a certain amount (your goal) over a 13-month period in shares of the fund and other funds in the BNY Mellon Family of Funds that are subject to a sales charge, and your initial sales charge will be based on your goal. A 90-day back-dated period can also be used to count previous purchases toward your goal. Your goal must be at least $50,000, and your initial investment must be at least $5,000.
  Each purchase will be made at the public offering price applicable to a single transaction of the dollar amount specified in the letter of intent. The sales charge will be adjusted if you do not meet your goal. By signing a letter of intent, you authorize the fund's transfer agent to hold in escrow 5% of the amount indicated in the letter of intent and redeem Class A shares in your account to pay the additional sales charge if the letter of intent goal is not met prior to the expiration of the 13-month period. See "Additional Information About Shareholder Services" in the SAI.

Front-end sales charge waivers on Class A shares of a Fund purchased through Raymond James & Associates, Inc., Raymond James Financial Services or Raymond James affiliates (Raymond James)

Shareholders purchasing Class A shares of the Fund through a Raymond James platform or account, or through an introducing broker-dealer or independent registered investment adviser for which Raymond James provides trade execution, clearance and/or custody services, may purchase Class A shares at net asset value without payment of a front-end sales charge as follows:

Shares purchased through a Raymond James investment advisory program
Shares purchased within the BNY Mellon Family of Funds, including shares of the Fund, through a systematic reinvestment of dividends and capital gains distributions of the Fund
Shares purchased by employees and registered representatives of Raymond James and their family members as designated by Raymond James
Shares purchased from the proceeds of redemptions of shares of a fund in the BNY Mellon
Family of Funds, provided (1) the repurchase occurs within 90 days following the redemption, (2)
the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end sales charge or CDSC (i.e., Right of Reinstatement)
Class C shares that are no longer subject to a CDSC and are converted to Class A shares of the same Fund pursuant to Raymond James' share class conversion policies and procedures.

Front-end sales charge waivers on Class A shares purchased through Stifel, Nicolaus & Co, Incorporated (Stifel)

Shareholders purchasing Class A shares of the Fund through a Stifel platform or account purchase Class A shares at net asset value without payment of a front-end sales charge in accordance with the waivers provided in the Fund's prospectus; provided, however that such shareholders may purchase Class A shares at net asset value without payment of a sales charge as follows:

  Class C shares that are no longer subject to a CDSC and are converted to Class A shares of the same fund pursuant to Stifel's policies and procedures

SCHEDULE C

Contingent Deferred Sales Charge—Class C Shares—A CDSC of 1.00% payable to the Fund's Distributor shall be imposed on any redemption of Class C shares within one year of the date of purchase. No CDSC shall be imposed to the extent that the net asset value of the Class C shares redeemed does not exceed (i) the current net asset value of Class C shares of the Fund acquired through reinvestment of Fund dividends or capital gain distributions, plus (ii) increases in the net asset value of the shareholder's Class C shares above the dollar amount of all payments for the purchase of Class C shares of the Fund held by such shareholder at the time of redemption.

If the aggregate value of the Class C shares redeemed has declined below their original cost as a result of the Fund's performance, a CDSC may be applied to the then-current net asset value rather than the purchase price.

In determining whether a CDSC is applicable to a redemption, the calculation shall be made in a manner that results in the lowest possible rate. Therefore, it shall be assumed that the redemption is made first of amounts representing Class C shares of the Fund acquired pursuant to the reinvestment of Fund dividends and distributions; then of amounts representing the increase in net asset value of Class C shares above the total amount of payments for the purchase of Class C shares made during the preceding year; and finally, of amounts representing the cost of Class C shares held for the longest period of time.

Waiver of CDSC—Except as set forth below, the CDSC shall be waived in connection with (a) exchanges of shares, except if shares acquired by exchange are then redeemed within the period during which a CDSC would apply to the initial shares purchased, (b) redemptions made within one year after the death or disability, as defined in Section 72(m)(7) of the Code, of the shareholder, (c) redemptions by Retirement Plans, provided that the shares being redeemed were purchased through a financial intermediary that performs recordkeeping or other administrative services for the Retirement Plan and has entered into an agreement with the Fund's Distributor relating to such services, or were purchased directly from the Fund for accounts maintained with the Fund, (d) redemptions as a result of a combination of any investment company with the Fund by merger, acquisition of assets or otherwise, (e) redemptions made as part of a required minimum distribution for IRA and retirement accounts pursuant to the Internal Revenue Code, and (f) redemptions pursuant to any systematic withdrawal plan as described in the Fund's prospectus. If a CDSC waiver is discontinued, Fund shares subject to a CDSC which were purchased prior to the termination of such waiver shall have the CDSC waived as provided in the Fund's prospectus at the time of the purchase of such shares.

CDSC Waivers Available Through Baird—Fund shares purchased through a Baird platform or account will be eligible only for the following CDSC waivers: (a) redemptions made upon the death or disability of the shareholder; (b) redemptions made through the Automatic Withdrawal Plan as described in the Fund's prospectus; (c) redemptions made in connection with a return of excess contributions from an IRA account; (d) redemptions made as part of a required minimum distribution for IRA and retirement accounts pursuant to the Internal Revenue Code; (e) redemptions made to pay Baird fees, but only if the redemption is initiated by Baird; and (f) shares acquired through a Right of Reinstatement.

SCHEDULE C (continued)

CDSC Waivers Available Through Edward Jones—Fund shares purchased on the Edward Jones commission and fee-based platforms are eligible only for the following CDSC waivers: (a) redemptions made upon the death or disability of the shareholder, (b) redemptions made through a systematic withdrawal plan, if such redemptions do not exceed 10% of the value of the account annually, (c) redemptions made in connection with a return of excess contributions from an IRA account, (d) redemptions made as part of a required minimum distribution for IRA and retirement accounts if the redemption is taken in or after the year the shareholder reaches qualified age based on applicable IRS regulations, (e) redemptions made to pay Edward Jones fees or costs, but only if the redemption is initiated by Edward Jones, (f) exchanges of shares in an Edward Jones fee-based program, and (g) shares acquired through a Right of Reinstatement.

CDSC Waivers Available Through Janney—Fund shares purchased through Janney brokerage account are eligible only for the following CDSC waivers: (a) redemptions made upon the death or disability of the shareholder, (b) redemptions made through the Automatic Withdrawal Plan as described in the Fund's prospectus, (c) redemptions made in connection with a return of excess contributions from an IRA account, (d) redemptions made as part of a required minimum distribution for IRA and retirement accounts pursuant to the Internal Revenue Code, (e) redemptions made to pay Janney fees, but only if the redemption is initiated by Janney, (f) shares acquired through a Right of Reinstatement, and (g) exchanges of shares for shares of the same class of a different fund, except if shares acquired by exchange are then redeemed within the period during which a CDSC would apply to the initial shares purchased.

CDSC Waivers Available Through Merrill Lynch—Fund shares purchased through an omnibus account maintained with Merrill Lynch are eligible only for the following CDSC waivers: (a) redemptions made within one year of death or disability of the shareholder, (b) redemptions made through the Automatic Withdrawal Plan, if such redemptions do not exceed 12% of the value of the account annually, (c) redemptions made in connection with a return of excess contributions from an IRA account, (d) shares acquired through a Right of Reinstatement, (e) redemptions made as part of a required minimum distribution for IRA and retirement accounts pursuant to the Internal Revenue Code, (f) redemptions made to pay Merrill Lynch fees, but only if the redemption is initiated by Merrill Lynch, (g) redemptions of Fund shares held in a retirement brokerage account that are exchanged for shares of a lower cost share class in connection with the transfer to certain fee based accounts or platforms, and (h) shares acquired through an exchange as a result of the shareholder's holdings moving from a Merrill Lynch affiliated investment advisory program to a Merrill Lynch brokerage (non-advisory) account pursuant to Merrill Lynch's policies relating to sales load discounts and waivers (Merrill Lynch has agreed to be responsible for any CDSC due, if applicable).

CDSC Waivers Available Through OPCO—Fund shares purchased through an OPCO platform or account will be eligible only for the following CDSC waivers: (a) redemptions made upon the death or disability of the shareholder; (b) redemptions made through the Automatic Withdrawal Plan as described in the Fund's prospectus; (c) redemptions made in connection with a return of excess contributions from an IRA account; (d) Redemptions made as part of a required minimum distribution for IRA and retirement accounts pursuant to the Internal Revenue Code; (e) redemptions made to pay OPCO fees, but only if the redemption is initiated by OPCO; and (f) shares acquired through a Right of Reinstatement.

SCHEDULE C (continued)

CDSC Waivers Available Through Raymond James—Fund shares purchased through a Raymond James platform or account are eligible only for the following CDSC waivers: (a) redemptions made within one year of death or disability of the shareholder, (b) redemptions made through the Automatic Withdrawal Plan, if such redemptions do not exceed 12% of the value of the account annually, (c) redemptions made in connection with a return of excess contributions from an IRA account, (d) redemptions made as part of a required minimum distribution for IRA and retirement accounts pursuant to the Internal Revenue Code, (e) redemptions made to pay Raymond James fees, but only if the redemption is initiated by Raymond James, (f) shares acquired through a Right of Reinstatement, and (g) exchanges of shares, except if shares acquired by exchange are then redeemed within the period during which a CDSC would apply to the initial shares purchased.

Amount of Distribution Plan Fees—Class C Shares—.75 of 1% of the value of the average daily net assets of Class C.

Conversion of Class C Shares—Approximately ten years after the date of purchase, Class C shares purchased directly from the Fund for accounts maintained with the Fund or through a financial intermediary, except as otherwise disclosed in the Fund's prospectus, automatically shall convert to Class A shares, based on the relative net asset values for shares of each such Class, and shall no longer be subject to the distribution fee. At the time of conversion, Class C shares that have been acquired through the reinvestment of dividends and distributions ("Dividend Shares") shall be converted in the proportion that a shareholder's Class C shares (other than Dividend Shares) converting to Class A shares bears to the total Class C shares then held by the shareholder which were not acquired through the reinvestment of dividends and distributions.

SCHEDULE D

Class Z Shares—BNY Mellon California AMT-Free Municipal Bond Fund, Inc. offers Class Z shares only to shareholders of the Fund with accounts that existed on the date the Fund classified its shares as Class Z shares (September 30, 2004), or who received Class Z shares in exchange for their shares of General California Municipal Bond Fund, Inc., Dreyfus California Municipal Income, Inc. or Dreyfus California Intermediate Municipal Bond Fund as a result of the reorganizations of such funds, and who purchase such shares directly from the Fund for accounts maintained with the Fund. In addition, certain broker-dealers and other financial institutions maintaining accounts with the Fund on September 30, 2004, or with General California Municipal Bond Fund, Inc., Dreyfus California Municipal Income, Inc. or Dreyfus California Intermediate Municipal Bond Fund at the time of the reorganizations of such funds, may purchase Class Z shares on behalf of qualified Retirement Plans and "wrap accounts" or similar programs.

BNY Mellon Connecticut Fund offers Class Z shares only to shareholders of the Fund who received Class Z shares in exchange for their shares of Dreyfus Connecticut Intermediate Municipal Bond Fund as a result of the reorganization of such fund and who purchase such shares directly from the Fund for accounts maintained with the Fund. In addition, certain broker-dealers and other financial institutions maintaining accounts with Dreyfus Connecticut Intermediate Municipal Bond Fund at the time of the reorganization of such fund may purchase Class Z shares on behalf of qualified Retirement Plans and "wrap accounts" or similar programs.

BNY Mellon Massachusetts Fund offers Class Z shares only to shareholders of the Fund who received Class Z shares in exchange for their shares of Dreyfus Massachusetts Tax Exempt Bond Fund or Dreyfus Massachusetts Intermediate Municipal Bond Fund as a result of the reorganizations of such funds and who purchase such shares directly from the Fund for accounts maintained with the Fund. In addition, certain broker-dealers and other financial institutions maintaining accounts with Dreyfus Massachusetts Tax Exempt Bond Fund or Dreyfus Massachusetts Intermediate Municipal Bond Fund at the time of the reorganizations of such funds may purchase Class Z shares on behalf of qualified Retirement Plans and "wrap accounts" or similar programs.

BNY Mellon Pennsylvania Fund offers Class Z shares only to shareholders of the Fund who received Class Z shares in exchange for their shares of Dreyfus Pennsylvania Intermediate Municipal Bond Fund as a result of the reorganization of such fund and who purchase such shares directly from the Fund for accounts maintained with the Fund. In addition, certain broker-dealers and other financial institutions maintaining accounts with Dreyfus Pennsylvania Intermediate Municipal Bond Fund at the time of the reorganization of such fund may purchase Class Z shares on behalf of qualified Retirement Plans and "wrap accounts" or similar programs.

BNY Mellon Opportunistic Municipal Securities Fund offers Class Z shares only to shareholders of the Fund who received Class Z shares in exchange for their shares of General Municipal Bond Fund, Inc. as a result of the reorganization of such fund and who purchase such shares directly from the Fund for accounts maintained with the Fund. In addition, certain broker-dealers and other financial institutions maintaining accounts with General Municipal Bond Fund, Inc. at the time of the reorganization of such fund may purchase Class Z shares on behalf of qualified Retirement Plans and "wrap accounts" or similar programs.

SCHEDULE D (continued)

BNY Mellon New Jersey Municipal Bond Fund, Inc. offers Class Z shares only to shareholders of the Fund who received Class Z shares in exchange for their shares of Dreyfus New Jersey Intermediate Municipal Bond Fund as a result of the reorganization of such fund and who purchase such shares directly from the Fund for accounts maintained with the Fund. In addition, certain broker dealers and other financial institutions maintaining accounts with Dreyfus New Jersey Intermediate Municipal Bond Fund at the time of the reorganization of such fund may purchase Class Z shares on behalf of qualified Retirement Plans and "wrap accounts" or similar programs.

BNY Mellon U.S. Mortgage Fund, Inc. offers Class Z shares only to shareholders of the Fund with accounts that existed on the date the Fund classified its shares as Class Z shares and who purchase such shares directly from the Fund for accounts maintained with the Fund. In addition, certain broker-dealers and other financial institutions maintaining accounts with BNY Mellon U.S. Mortgage Fund, Inc. on such date may purchase Class Z shares on behalf of qualified Retirement Plans and "wrap accounts" or similar programs.

BNY Mellon AMT-Free Municipal Bond Fund offers Class Z shares only to shareholders of the Fund with accounts that existed on the date the Fund classified its shares as Class Z shares and who purchase such shares directly from the Fund for accounts maintained with the Fund. In addition, certain broker-dealers and other financial institutions maintaining accounts with BNY Mellon AMT-Free Municipal Bond Fund on such date may purchase Class Z shares on behalf of "wrap accounts" or similar programs.

BNY Mellon High Yield Municipal Bond Fund offers Class Z shares only to shareholders of the Fund with accounts that existed on the date the Fund classified its shares as Class Z shares and who purchase such shares directly from the Fund for accounts maintained with the Fund. In addition, certain broker-dealers and other financial institutions maintaining accounts with BNY Mellon High Yield Municipal Bond Fund on such date may purchase Class Z shares on behalf of "wrap accounts" or similar programs.

SCHEDULE E

Shareholder Services Plan—Class A and Class C shares of each Fund, and Class Z shares of BNY Mellon Opportunistic Municipal Securities Fund, are subject to a Shareholder Services Plan pursuant to which the Fund pays the Distributor a fee at the annual rate of .25% of the Fund's average daily net assets attributable to Class A and Class C, and .20% of the Fund's average daily net assets attributable to Class Z, respectively, for providing shareholder services.

Class Z shares of BNY Mellon California AMT-Free Municipal Bond Fund, Inc., BNY Mellon AMT-Free Municipal Bond Fund, BNY Mellon New Jersey Municipal Bond Fund, Inc., BNY Mellon Connecticut Fund, BNY Mellon Massachusetts Fund and BNY Mellon Pennsylvania Fund are subject to a Shareholder Services Plan pursuant to which the Fund reimburses the Distributor an amount not to exceed an annual rate of .25% of the Fund's average daily net assets attributable to Class Z for the provision of shareholder services.

Service Plan—Class Z shares of BNY Mellon U.S. Mortgage Fund, Inc. are subject to a Service Plan adopted pursuant to Rule 12b-1 under the 1940 Act, pursuant to which the Fund reimburses the Distributor for expenses incurred in distributing Class Z shares and servicing shareholder accounts and advertising and marketing with respect to Class Z, at a maximum aggregate annual rate of up to . 20% of the Fund's average daily net assets attributable to Class Z.

Class Z shares of BNY Mellon High Yield Municipal Bond Fund are subject to a Service Plan adopted pursuant to Rule 12b-1 under the 1940 Act, pursuant to which the Fund reimburses the Distributor for expenses incurred in distributing Class Z shares and servicing shareholder accounts and advertising and marketing with respect to Class Z, at a maximum aggregate annual rate of up to .25% of the Fund's average daily net assets attributable to Class Z.